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                                                                    EXHIBIT 10.1


                              CONSULTING AGREEMENT

         This agreement (the "Agreement") is entered into by Martha Refkin (the "Consultant"), and NeoMedia Technologies, Inc. ("NeoMedia"), and sets forth the terms and conditions for services to be rendered by Consultant on behalf of NeoMedia.


Services of the Consultant

         Martha Refkin will serve as consultant to NeoMedia and advise and assist NeoMedia in developing an effective financial strategy, and assist and advise on the formulation and implementation of management directives.

         These services include, but are not be limited to, the following:

         o Assistance in connection with potential acquisition transactions.

         o Advice concerning the formulation and implementation of various management programs intended to achieve targeted corporate objectives


Timing, Fees and Expenses

         1. Consultant will commence its work with NeoMedia immediately. For the consulting services provided during the term of the engagement, Consultant charges a one time up front fee of 3,600,000 shares of NeoMedia common stock, $0.01 par value, representing the "Consulting Fee". The consulting services will be for a period of one year. If NeoMedia desires to terminate the services of the Consultant prior to the expiration of this agreement, the Consulatnt will be entitled to retain the entire consulting fee and no proration of this fee will be made. The shares issued to satisfy the Consulting Fee shall be registered for re-sale with the US Securities and Exchange Commission by the Company immediately upon execution of the Agreement.

         2. Travel expenses. The Consulting Fee shall satisfy all travel expenses due from NeoMedia to the Consultant as of the date of this contract. From the contract date forward, Consultant shall be responsible for his own travel expenses relating to the duties outlined above. NeoMedia shall not be responsible for reimbursement of such travel expenses.


Additional Terms

         o This Agreement will commence with your signing this Agreement, and will continue for a period of one year.

         1. Consultant's relationship with NeoMedia shall be that of an independent contractor and not that of an employee. Consultant will not be eligible for any employee benefits, nor will NeoMedia make deductions from the consulting fees for taxes, insurance, bonds or any other subscription of any kind, which shall be Consultant's sole responsibility. Consultant will use its best efforts in performing the services under this Agreement, within the scope of work specified in this Agreement. The Consultant may use contractors or other third parties of Consultant's choice to assist in rendering such services.

         2. Confidentiality and non-disclosure. NeoMedia, their officers, directors, employees and/or agents, understand that Consultant considers its investors, source firms and compensation arrangements to be confidential and proprietary, and agrees not to disclose any such information to any person or firm outside of NeoMedia without prior written consent from Consultant, except as required by law. NeoMedia's obligations under this paragraph shall survive termination of this Agreement for a period of 24 months.



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         3.  Consultant  shall keep in confidence and shall not disclose or make available to third parties or make any use of any information or documents relating to the products, methods of manufacture, trade secrets, processes, business or affairs or confidential or proprietary information of NeoMedia (other than information in the public domain through no fault of Consultant), except with the prior written consent of NeoMedia. Upon termination of this Agreement Consultant will, upon request by NeoMedia, return all documents, and other materials related to the services provided hereunder furnished to Consultant by NeoMedia. Consultant's obligations under this paragraph shall survive termination of this Agreement.

         4. Consultant and NeoMedia further agree to indemnify and hold each other harmless from and against any and all losses, claims or damages, including any legal or other expenses reasonably incurred, in connection with defending against any litigation, whether commenced or threatened, to which either NeoMedia or Consultant may become subject under any statute, caused by, or arising out of any service under this Agreement; provided, however, that neither party shall be liable in any such case to the extent that any loss or damage is found to have resulted from the other party's gross negligence, intentional misrepresentation or violation of any statute or regulation.

         5. In the event that any controversy or claim arises out of this Agreement, the parties hereto shall negotiate in good faith to resolve such controversy or claim. If such controversy or claim cannot be settled by the parties through negotiation, such controversy or claim shall be settled by binding arbitration. During the arbitration, both parties shall continue to perform their obligations under this Agreement unless the Agreement has been terminated. In addition to any other recovery, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs thereby incurred.

         6. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby. Further, a waiver of the non-performance of any provision of this Agreement must be in writing and shall apply only to the particular non-performance involved and shall not constitute an amendment, change or modification of this Agreement or apply to any other performance requirement.

         7. This  agreement  shall inure to the benefit of and be binding on the
respective  parties  hereto  and  the  respective   executors,   administrators,
successors and assigns.

         8. If accepted by NeoMedia and Consultant below, this Agreement shall constitute a binding agreement between NeoMedia and Consultant. The terms herein shall not be modified except by a written amendment signed by the parties hereto. The signatories below acknowledge that they have the necessary authority of their respective parties, including board approval, if required, to enter into this Agreement.

         9. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

         10. The Consultant is not a registered broker and will not provide the services of a broker. If it is necessary to utilize the services of a registered broker, any fees and/or costs of such a broker shall be borne by NeoMedia.

AGREED AND ACCEPTED:

Martha Refkin                                   NeoMedia Technologies, Inc.

Signature: /s/ Martha Refkin                    Signature: /s/ Charles T. Jensen
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Date: July 21, 2003                             Title: President
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                                                Date: July 21, 2003
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